Exhibit 10.1

SECOND AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (the “Second Amendment”) is made effective this 2nd day of September, 2026 (“Effective Date”), by and between CHINO VALLEY PROPERTIES, LLC, an Arizona limited liability company (hereinafter referred to as “Seller”) and 2148 CHINO LLC, an Arizona limited liability company (hereinafter referred to as “Purchaser”).

RECITALS

WHEREAS, Broken Arrow Herbal Center, Inc. (“Original Buyer”) and Seller entered into a Real Estate Purchase and Sale Agreement dated April 20, 2026 (the “Agreement”), whereby Seller agreed to sell and Purchaser agreed to purchase real property located in the Town of Chino Valley, County of Yavapai, State of Arizona commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona 86323 and designated as APNs 306-14-008M, 306-14-008K, 306-14-008N, and 306-14-008F (the “Property”), and as more fully described in the Agreement;

WHEREAS, Green Valley Group, LLC, an Arizona limited liability company (“GVG”) and Kingman Property Group, LLC, an Arizona limited liability company (“KPG”) were additional seller parties to the Agreement, and their interest in the Agreement has been satisfied. Accordingly, GVG and KPG have no further rights, duties, or liabilities under the Agreement as it applies to this Second Amendment;

WHEREAS, Pursuant to that certain Assignment and Assumption of Real Estate Purchase and Sale Agreement dated April 22, 2026 (the “Assignment”), Original Buyer assigned to 2148 Chino LLC all of its right, title, and interest as Purchaser with respect to the Chino Valley Property;

WHEREAS, Seller and Purchaser executed that certain First Amendment to Real Estate Purchase and Sale Agreement dated August 12, 2026 (“First Amendment”), which amended specific terms in the Agreement, including but not limited to the removal of the seller financing that was contemplated in the original Agreement;

and

WHEREAS, Purchaser and Seller desire to further amend the Agreement, as amended, on the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

1. Recitals; Defined Terms. The parties acknowledge the accuracy of the foregoing recitals. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement or First Amendment.

2. Buyer Financing. Notwithstanding any to the contrary in the Agreement or the First Amendment, Seller and Purchaser each agree that Purchaser is permitted to obtain financing from a lender, that is not the Seller, for the transaction contemplated in the Agreement, as amended. Therefore, the Purchase Price allocation of the Chino Valley Property may be subject to a promissory note or deed of trust for the benefit of that lender.

3. Counterparts. This Second Amendment may be executed in separate and multiple counterparts, each of which shall be deemed an original but all of which taken together shall be deemed to constitute one and the same instrument.

4. Remainder of Agreement Unaffected. In all other respects, the remainder of the

Agreement and First Amendment shall remain in full force and effect. Any portion of the Agreement or First Amendment that is inconsistent with this Second Amendment is hereby amended to be consistent.

[Signature pages follow]

Purchaser and Seller have caused this Second Amendment to be duly executed on the day and year first written above.

SELLER:

CHINO VALLEY PROPERTIES, LLC, an
Arizona limited liability company

By:	/s/ Bryan McLaren
Bryan McLaren
Authorized Signatory

[Purchaser Execution Page Follows]

This Second Amendment is executed by Purchaser as of the date first written above.

PURCHASER:

2148 CHINO LLC, an Arizona limited liability Company

By:	/s/ Derrick Gergis
Derrick Gergis
Authorized Signatory

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